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                                                                      Exhibit 21





         (21)  LIST OF SUBSIDIARIES




                            UNITED NATIONAL BANCORP
                            -----------------------

                              UNITED NATIONAL BANK
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)

                               UNB CAPITAL TRUST I
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP
                          FORMED ON FEBRUARY 21, 1997)


                              UNITED NATIONAL BANK
                              --------------------

                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                       (FORMERLY UNB INVESTMENT CO., INC.)
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)


                          UNITED FINANCIAL SERVICES, INC.
                              (UNITED NATIONAL BANK
                         OWNS 50% OF THIS JOINT VENTURE)


                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                    ----------------------------------------

                       BRIDGEWATER MORTGAGE COMPANY, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                     OF UNITED NATIONAL INVESTMENT CO., INC.
                            FORMED ON MARCH 17,1997)